Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2022, relating to the financial statements of Executive Network Partnering Corporation which is contained in that Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 28, 2022